                                                                EXHIBIT 3.1


                          ARTICLES OF INCORPORATION

                                     OF

                           SFORZA ENTERPRISES INC.


         The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.


                           ARTICLE I.  NAME; ADDRESS

         The name of the Corporation shall be Sforza Enterprises Inc. The principal place of business shall be 525 S. Flagler Drive #400, West Palm Beach, Florida 33401.


                       ARTICLE II.  NATURE OF BUSINESS

         The Corporation may engage in or transact all lawful activities or businesses permitted under the laws of the United States, the State of Florida, or any other state, country, territory or nation.


                         ARTICLE III.  CAPITAL STOCK

         The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is twenty million (20,000,000) shares of common stock, $0.01 par value per share.


                        ARTICLE IV.  REGISTERED AGENT

         The street address of the initial registered office of the Corporation shall be c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401 and the name of the initial registered agent of the Corporation at that address is Mark H. Mirkin, Esq.


                        ARTICLE V.  TERM OF EXISTENCE

         The Corporation shall exist perpetually.


                           ARTICLE VI.  DIRECTORS

         The Corporation shall have two (2) directors initially. The names and addresses of the initial members of the Board of Directors are Joseph C. Visconti, 525 S. Flagler Drive #400, West Palm Beach, Florida 33401 and Dale J. Brisson, 223 Clematis Street, West Palm Beach, Florida 33401.

                          ARTICLE VII. INCORPORATOR

         The name and address of the incorporator to these Articles of Incorporation are Joseph C. Visconti, 525 S. Flagler Drive #400, West Palm Beach, Florida 33401.


         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this ___ day of July, 1996.





                                                            Joseph C. Visconti


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

                  CERTIFICATE DESIGNATING PLACE OF BUSINESS
                   OR DOMICILE FOR THE SERVICE OF PROCESS
                  WITHIN THIS STATE, NAMING AGENT UPON WHOM
                            PROCESS MAY BE SERVED


         The following is submitted in accordance with the requirements of Chapter 48.091, Florida Statutes:

         SFORZA ENTERPRISES INC., desiring to organize under the laws of the State of Florida with its registered office address, as indicated in the Articles of Incorporation, as c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401, has named MARK H. MIRKIN, ESQ. as its agent to accept service of process within this State.


                                ACKNOWLEDGEMENT

         Having been named to accept service of process for the above-stated Corporation at the place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of Chapter 48.091, F.S., relative to keeping open said office.





                                        Mark H. Mirkin, Esq.





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

           ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                     OF
                           SFORZA ENTERPRISES INC.


Pursuant to the provisions of the Florida Statutes, on May 16, 1997 all of the directors and a majority-in-interest of the shareholders of Sforza Enterprises Inc., a Florida corporation (the "Corporation"), adopted the following resolutions by written consent:

         RESOLVED:                That the authorized capital of the
                                  Corporation should be changed to 20,000,000 shares of common stock, $0.01 par value per share, and 400,000 shares of preferred stock, $0.01 par value per share.

         RESOLVED:                That 160,000 shares of preferred stock should
                                  be designated as Series A Convertible
                                  Pref-erred Stock bearing the attributes set forth on attached Exhibit "A".

         RESOLVED:                That the Articles of Incorporation as filed
                                  with the Florida State Department should be amended to reflect the foregoing resolutions.

         RESOLVED:                That the President of the Corporation is
                                  authorized to take any and all action neces-sary in order to reflect the change in the authorized capital of the Corporation.

No more than a majority in interest of the shareholders is re-quired either by the Florida Statutes or the Articles of Incorporation or Bylaws of the Corporation to effect a change in the authorized capital of the Corporation.

NOW THEREFORE, in accordance with the foregoing resolutions, Art-icle III of the Corporation's Articles of Incorporation is amend-ed to read as follows:

                           ARTICLE III. CAPITAL STOCK

The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is twenty million four hundred thousand (20,400,000) shares, of which twenty million (20,000,000) shares, one cent ($0.01) par value per share, shall be a class designated "Common Stock", and four hundred thousand (400,000) shares, one cent ($0.01) par value per share, shall be of a class designated "Preferred Stock" of which one hundred sixty thousand (160,000) shares, one cent ($0.01) par value per share, shall be of a class designated "Series A Convertible Preferred Stock".

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



The Board of Directors is authorized to determine the designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above classes of capital stock.

The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Series A Convertible Preferred Stock shall be as follows:

         A.      Series A Convertible Preferred Stock.

                 1. Voting. Except as may be otherwise provided by law or by these Articles of Incorporation, the Series A Convertible Preferred Stock shall not have voting rights.

                 2. Dividends. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative cash dividends and dividends payable in property at the annual rate of ten percent (10%). Dividends on the Series A Convertible Preferred Stock shall accrue until paid and shall be in preference to and have priority over dividends upon the Common Stock and all other shares junior to the Series A Convertible Preferred Stock. Dividends shall be paid upon the earlier of conversion as described in Section 4(c) hereinbelow or redemption as described in Section 5(a) hereinbelow. ("Shares junior to the Series A Convertible Preferred Stock" shall mean shares of any class of the Corporation if the Series A Convertible Preferred Stock has priority over such class with respect to dividend and liquidation rights.)

                 3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to two dollars and fifty cents ($2.50), for each such share plus, in the case of each share, an amount equal to all dividends, if any, accrued but unpaid thereon, computed to the date payment thereof is made available (such aggregate amount to be paid with respect to all shares of Series A Convertible Preferred Stock being referred to as the "Initial Preferred Liquidation Payment"). The remaining net assets of the Corporation shall be distributed to the holders of Common Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible Preferred Stock of the Initial Preferred Liquidation Payment, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock.





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

                 4.       Conversion.

                          (a)     Automatic Upon I.P.O.  Eighty thousand
(80,000) shares of Series A Convertible Preferred Stock shall convert into an identical number of fully paid and nonassessable shares of Common Stock (the "Conversion Ratio") if the Corporation completes a public offering of its Common Stock requiring registration under the Securities Act of 1933, as amended (the "'33 Act"), raising gross proceeds of at least four million dollars ($4,000,000) (a "Substantial Public Offering").

                          (b)     Issuance of Certificates; Time Conversion
Effected. Promptly after the receipt of written notice (which notice must be received by the Corporation within twenty (20) days after the Corporation provides notice to shareholders of its intent to consummate a Substantial Public Offering on or before a certain date (the "Proposed Effective Date") and surrender on or before the Proposed Effective Date of the certificate or certificates for the shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, when the Substantial Public Offering is funded, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to be effective upon the effectiveness of said registration with the Securities and Exchange Commission.

                          (c)     Dividends.  At the time of conversion, the
Corporation shall pay in cash an amount equal to all dividends unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4(b).

                          (d)     Subdivision or Combination of Common Stock.
In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Ra-tio in effect immediately prior to such subdivision shall be pro-portionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately increased.

                          (e)     Reorganization or Reclassification.  If any
capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a





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

shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Ratio) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                          (f)     Notice of Adjustment.  Upon any adjustment of
the Conversion Ratio then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Ratio resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                          (g)     Other Notices.  In case at any time:

                                  (i)      the Corporation shall declare any
dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                                  (ii)     the Corporation shall offer for
subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                  (iii)    there shall be any capital
reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                                  (iv)     there shall be a voluntary or
involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (y) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (z) in the case of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (y) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (z) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                          (h)     Stock to be Reserved.  The Corporation shall
at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation shall not take any action which results in any adjustment of the Conversion Ratio if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by these Articles of Incorporation.

                 5.       Redemption.

                          (a)     Automatic Upon I.P.O.  The Corporation shall
redeem eighty thousand (80,000) shares of Series A Convertible Preferred Stock upon completion of a Substantial Public Offering. The redemption price for each share of Series A Convertible Preferred Stock pursuant to this paragraph shall be five dollars ($5.00) per share plus accrued and unpaid dividends (the "Corporate Redemption Price").

                          (b)     Mechanics.  At least ten (10) days prior to
the date that the Corporation must redeem shares of Series A Con-vertible Preferred Stock pursuant to paragraph A.5(a) (the "Re-quired Redemption Date"), written notice (the "Required Redemption Notice") shall be given by the Corporation to each holder of record of Series A Convertible Preferred Stock who holds shares subject to redemption by mail, postage prepaid, at each such hol-der's address last shown on the records of the Corporation notif-ying the notice recipient of the Corporate Redemption Price and the Required Redemption Date. Each holder of Series A Convertib-le Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Required Redemption Notice, and thereafter the purchase price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. From and after the close of business on the Required Redemption Date, un-less there shall have been a default in the payment of the Re-quired Redemption Price, all rights of holders of shares of Ser-ies A Convertible Stock having their shares so redeemed (except the right to receive the Corporate Redemption Price therefor) shall cease having any ownership rights with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                          (c)     Ultimate Redemption.  Any and all shares of
Series A Convertible Preferred Stock outstanding on January 1, 1998 shall be redeemed by the Corporation at cost plus four per-cent (4%). The provisions for effectuating such redemption shall be identical to those set forth in the preceding subsection, ex-cept as to pricing.

         B.      Common Stock.

                 1. Dividends. After the requirements with respect to the Preferred Stock have been met, the holders of the Common Stock shall be entitled to receive, out of funds legally availab-le therefor, cash dividends and dividends payable in property as may be declared from time to time by the Board of Directors.

                 2. Liquidation. In the event of the voluntary or in-voluntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full to the holders of Series A Convertible Preferred Stock of the Initial Preferred Liquidation Payment, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation.

                 3. Voting Rights. Except as may be otherwise re-quired by law, each holder of Common Stock shall have one (1)





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

vote in respect of each share of such stock held by such holder on all matters voted upon by the shareholders.

                      ---------------------------------

IN WITNESS WHEREOF, the President of the Corporation has executed and submitted this instrument this ___ day of June, 1997.


                                                 -----------------------------
                                                 Dale J. Brisson, President





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

                                  EXHIBIT "A"

                 1. Voting. Except as may be otherwise provided by law or by these Articles of Incorporation, the Series A Convert-ible Preferred Stock shall not have voting rights.

                 2. Dividends. The holders of the Series A Convertib-le Preferred Stock shall be entitled to receive, out of funds le-gally available therefor, cumulative cash dividends and dividends payable in property at the annual rate of ten percent (10%). Dividends on the Series A Convertible Preferred Stock shall accrue until paid and shall be in preference to and have priority over dividends upon the Common Stock and all other shares junior to the Series A Convertible Preferred Stock. Dividends shall be paid upon the earlier of conversion as described in Section 4(c) hereinbelow or redemption as described in Section 5(a) hereinbel-ow. ("Shares junior to the Series A Convertible Preferred Stock" shall mean shares of any class of the Corporation if the Series A Convertible Preferred Stock has priority over such class with respect to dividend and liquidation rights.)

                 3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to two dollars and fifty cents ($2.50), for each such share plus, in the case of each share, an amount equal to all dividends, if any, accrued but unpaid thereon, computed to the date payment thereof is made av-ailable (such aggregate amount to be paid with respect to all shares of Series A Convertible Preferred Stock being referred to as the "Initial Preferred Liquidation Payment"). The remaining net assets of the Corporation shall be distributed to the holders of Common Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertib-le Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible Preferred Stock of the Initial Preferred Liquidation Payment, then the entire assets of the Cor-poration to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock.

                 4.       Conversion.

                          (a)     Automatic Upon I.P.O.  Eighty thousand
(80,000) shares of Series A Convertible Preferred Stock shall convert into an identical number of fully paid and nonassessable shares of Common Stock (the "Conversion Ratio") if the Corporation completes a public offering of its Common Stock requiring registration under the Securities Act of 1933, as amended (the "'33 Act"), raising gross proceeds of at least four million dollars ($4,000,000) (a "Substantial Public Offering").

                          (b)     Issuance of Certificates; Time Conversion
Effected. Promptly after the receipt of written notice (which no-tice must be received by the Corporation within twenty (20) days after the Corporation provides notice to shareholders of its in-tent to consummate a Substantial Public Offering on or before a certain date (the "Proposed Effective Date") and surrender on or before the Proposed Effective Date of the certificate or certificates for the shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, when the Substantial Public Offering is funded, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to be effective upon the effectiveness of said registration with the Securities and Exchange Commission.

                          (c)     Dividends.  At the time of conversion, the
Corporation shall pay in cash an amount equal to all dividends unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4(b).

                          (d)     Subdivision or Combination of Common Stock.
In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Ra-tio in effect immediately prior to such subdivision shall be pro-portionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately increased.

                          (e)     Reorganization or Reclassification.  If any
capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Ratio) shall thereafter be applic-able, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                          (f)     Notice of Adjustment.  Upon any adjustment of
the Conversion Ratio then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Convert-ible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Ratio resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                          (g)     Other Notices.  In case at any time:

                                  (i)      the Corporation shall declare any
divi-dend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                                  (ii)     the Corporation shall offer for
subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                  (iii)    there shall be any capital
reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                                  (iv)     there shall be a voluntary or
involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corpora-tion, (y) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (z) in the case of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (y) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of

Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (z) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliv-erable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                          (h)     Stock to be Reserved.  The Corporation shall
at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conver-sion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to as-sure that all such shares of Common Stock may be so issued with-out violation of any applicable law or regulation, or of any re-quirement of any national securities exchange upon which the Com-mon Stock may be listed. The Corporation shall not take any ac-tion which results in any adjustment of the Conversion Ratio if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by these Articles of Incorporation.

                 5.       Redemption.

                          (a)     Automatic Upon I.P.O.  The Corporation shall
redeem eighty thousand (80,000) shares of Series A Convertible Preferred Stock upon completion of a Substantial Public Offering. The redemption price for each share of Series A Convertible Preferred Stock pursuant to this paragraph shall be five dollars ($5.00) per share plus accrued and unpaid dividends (the "Corpor-ate Redemption Price").

                          (b)     Mechanics.  At least ten (10) days prior to
the date that the Corporation must redeem shares of Series A Convertible Preferred Stock pursuant to paragraph A.5(a) (the "Re-quired Redemption Date"), written notice (the "Required Redemption Notice") shall be given by the Corporation to each holder of record of Series A Convertible Preferred Stock who holds shares subject to redemption by mail, postage prepaid, at each such hol-der's address last shown on the records of the Corporation notif-ying the notice recipient of the Corporate Redemption Price and the Required Redemption Date. Each holder of Series A Converti-ble Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Required Redemp-tion Notice, and thereafter the purchase price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. From and after the close of business on the Required Redemption Date, un-less there shall have been a default in the payment of the Re-quired Redemption Price, all rights of holders of shares of Ser-ies A Convertible Stock having their shares so redeemed (except the right to receive the Corporate Redemption Price therefor) shall cease having any ownership rights with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                          (c)     Ultimate Redemption.  Any and all shares of
Series A Convertible Preferred Stock outstanding on January 1, 1998 shall be redeemed by the Corporation at cost plus four per-cent (4%). The provisions for effectuating such redemption shall be identical to those set forth in the preceding subsection, ex-cept as to pricing.